EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-237730 on Form S-6 of our report dated May 8, 2020, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 41, comprising Blue Chip Values Trust, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 8, 2020